JNL Series Trust 485BPOS

Exhibit 99.28(d)(50)(ii)

AMENDMENT TO

INVESTMENT SUB-ADVISORY AGREEMENT

Between

T. ROWE PRICE ASSOCIATES, INC.

and

T. ROWE PRICE INVESTMENT MANAGEMENT, INC.

This Amendment (the “Amendment”) to the Investment Sub-advisory Agreement (the “Agreement”) is effective October 21, 2024, by and between T. Rowe Price Associates, Inc. (the “Adviser”), a corporation organized and existing under the laws of the State of Maryland, United States of America, and T. Rowe Price Investment Management, Inc. (the “Subadviser”), a corporation organized and existing under the laws of the State of Maryland, United States of America, with respect to each series of JNL Series Trust set forth on Schedule 1 attached hereto (each, a “Fund” and collectively, the “Funds”) as of the date indicated thereof, as it may be amended from time to time.

W I T N E S S E T H:

WHEREAS, the parties hereto entered into the Agreement dated as of March 7, 2022; and

WHEREAS, the parties hereto desire to add the JNL/T. Rowe Price Capital Appreciation Equity Fund to the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.	Schedule 1 is hereby added to the Agreement in the form attached hereto.

2.	All other terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized and their respective seals to be hereunto affixed, effective as of the day and year first above written.

WITNESS:	T. ROWE PRICE ASSOCIATES, INC.
By: /s/ Kate Spencer Kate Spencer Assistant Vice President	By: /s/ Terence Baptiste Terence Baptiste Vice President

WITNESS:	T. ROWE PRICE INVESTMENT MANAGEMENT, INC.
By: /s/ Kate Spencer Kate Spencer Assistant Vice President	By: /s/ Terence Baptiste Terence Baptiste Vice President

SCHEDULE 1

Fund Name	Effective Date
JNL/T. Rowe Price Balanced Fund	March 7, 2022
JNL/T. Rowe Price Capital Appreciation Equity Fund	October 21, 2024
JNL/T. Rowe Price Capital Appreciation Fund	March 7, 2022
JNL/T. Rowe Price Mid-Cap Growth Fund	March 7, 2022
JNL/T. Rowe Price U.S. High Yield Fund	March 7, 2022